UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2023

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, Radnor, PA
5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Marvin H. Johnson, Jr. to Board of Directors

On April 17, 2023, the Board of Directors (the “Board”) of Marinus Pharmaceuticals, Inc. (the “Company”) increased the size of the Board from seven to eight members and, upon recommendation by the Nominating and Governance Committee of the Board, appointed Marvin H. Johnson, Jr. as a member of the Board, effective immediately. Mr. Johnson will serve as a Class I member of the Board. The term of the Class I directors will expire at the 2024 Annual Meeting of Stockholders. Additionally, the Board appointed Mr. Johnson to serve on the Compensation Committee of the Board, replacing Saraswathy V. Nochur, Ph.D.

Mr. Johnson will receive the standard compensation amounts payable to non-employee directors of the Company, which includes an annual cash retainer of $45,000 for service on the Board and an additional annual cash retainer of $7,500 for service on the Compensation Committee of the Board. His annual cash retainers will be pro-rated for 2023 to reflect his expected term of service during the calendar year. Also, pursuant to these arrangements, Mr. Johnson received an initial grant of an option to purchase 32,400 shares of the Company’s common stock with an exercise price equal to $8.01, the closing price of the Company’s common stock on the date of grant, and a 7,200 restricted stock unit (“RSU”) award representing the right to receive shares of the Company’s common stock. The option will vest and become exercisable in 36 equal monthly installments and the RSU award will vest in three equal annual installments, both of which are subject to his continued service on the Board through each vesting date as well as the terms of the Company’s 2014 Equity Incentive Plan.

Mr. Johnson and the Company also entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director. The indemnification agreement is in the form entered into with the Company’s other directors, which was previously filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023.

There is no arrangement or understanding between Mr. Johnson and any other person pursuant to which Mr. Johnson was appointed as a director. There are no relationships or transactions in which Mr. Johnson has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

On April 18, 2023, the Company issued a press release announcing the appointment of Mr. Johnson to the Board. A copy of such press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 18, 2023, of Marinus Pharmaceuticals, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: April 18, 2023	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Operating Officer, Chief Financial Officer and Treasurer